                                                                 EXHIBIT A(5)(I)

         VARIABLE WHOLE LIFE WITH ADDITIONAL PROTECTION INSURANCE POLICY
                  MALE ISSUE AGE 35 -- SELECT UNDERWRITING RISK
             $200,000 VARIABLE WHOLE LIFE, $0 ADDITIONAL PROTECTION
                            $2,610 ANNUAL PREMIUM (1)
                     CURRENT CHARGES AND DIVIDEND SCALE (2)
                     DIVIDENDS USED TO INCREASE POLICY VALUE

                                                 DEATH BENEFIT (3)                  CASH SURRENDER VALUE (3)
                                                 -----------------                  ------------------------
                                            ASSUMING HYPOTHETICAL GROSS            ASSUMING HYPOTHETICAL GROSS
                      PREMIUM               ANNUAL INVESTMENT RETURN OF            ANNUAL INVESTMENT RETURN OF
                    ACCUMULATED
   END OF          AT 5% INTEREST        0%            6%         12%             0%          6%         12%
POLICY YEAR           PER YEAR           --            --         ---             --          --         ---
-----------           --------
  1                    2,741          200,000       200,021     200,138           901       1,018       1,136
  2                    5,618          200,000       200,059     200,429         2,750       3,107       3,478
  3                    8,639          200,000       200,114     200,895         4,558       5,280       6,060
  4                   11,812          200,000       200,188     201,557         6,324       7,541       8,909
  5                   15,143          200,000       200,284     202,444         8,043       9,890      12,050
  6                   18,641          200,000       200,396     203,580         9,813      12,428      15,612
  7                   22,313          200,000       200,536     205,007        11,534      15,060      19,531
  8                   26,169          200,000       200,708     206,764        13,208      17,793      23,850
  9                   30,218          200,000       200,917     208,897        14,838      20,635      28,614
  10                  34,470          200,000       201,168     211,454        16,427      23,594      33,879
  15                  59,136          200,000       204,415     234,061        25,505      42,235      71,881
  20                  90,617          200,000       211,640     310,246        33,713      65,636     135,518
  25                 130,796          200,000       222,820     475,789        40,008      94,398     240,097
  30 (age 65)        182,076          200,000       239,671     711,726        43,666     129,779     410,032
  35                 247,523          200,000       267,520   1,055,147        43,256     173,307     683,556
  40                 331,052          200,000       313,931   1,556,916        34,355     224,894   1,115,344
  45                 437,658          200,000       365,254   2,295,046         6,862     283,663   1,782,378



(1) If premiums are paid more frequently than annually the payments would be $1,331.41 semiannually, $673.55 quarterly, or $225.74 monthly.

(2) Dividends illustrated are based on current scale and experience and are not guaranteed.

(3)  Assumes no policy loan has been made.



IT IS EMPHASIZED THAT THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND UPON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS MADE BY AN OWNER AND THE DIFFERENT RATES OF RETURN OF THE FUND PORTFOLIOS. THE DEATH BENEFIT AND CASH VALUE FOR A POLICY WOULD BE DIFFERENT FROM THOSE SHOWN IF THE ACTUAL INVESTMENT RATES OF RETURN AVERAGED 0%, 6% AND 12% OVER A PERIOD OF YEARS, BUT FLUCTUATED ABOVE OR BELOW THOSE AVERAGES FOR INDIVIDUAL POLICY YEARS. NO REPRESENTATIONS CAN BE MADE THAT THESE HYPOTHETICAL RATES OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER A PERIOD OF TIME.

         VARIABLE WHOLE LIFE WITH ADDITIONAL PROTECTION INSURANCE POLICY
                  MALE ISSUE AGE 35 -- SELECT UNDERWRITING RISK
             $200,000 VARIABLE WHOLE LIFE, $0 ADDITIONAL PROTECTION
                            $2,610 ANNUAL PREMIUM (1)
                       MAXIMUM CHARGES AND ZERO DIVIDENDS

                                             DEATH BENEFIT (2)                  CASH SURRENDER VALUE (2)
                                             -----------------                  ------------------------
                                        ASSUMING HYPOTHETICAL GROSS            ASSUMING HYPOTHETICAL GROSS
                      PREMIUM           ANNUAL INVESTMENT RETURN OF            ANNUAL INVESTMENT RETURN OF
                    ACCUMULATED
   END OF          AT 5% INTEREST      0%          6%           12%            0%           6%          12%
POLICY YEAR           PER YEAR         --          --           ---            --           --          ---
-----------           --------
  1                   2,741         200,000     200,014       200,131           894        1,012        1,129
  2                   5,618         200,000     200,044       200,414         2,737        3,093        3,463
  3                   8,639         200,000     200,092       200,868         4,539        5,258        6,034
  4                  11,812         200,000     200,155       201,514         6,298        7,508        8,866
  5                  15,143         200,000     200,239       202,379         8,012        9,845       11,984
  6                  18,641         200,000     200,340       203,487         9,782       12,372       15,518
  7                  22,313         200,000     200,464       204,873        11,501       14,988       19,396
  8                  26,169         200,000     200,613       206,571        13,171       17,698       23,656
  9                  30,218         200,000     200,785       208,617        14,787       20,503       28,335
  10                 34,470         200,000     200,982       211,052        16,352       23,408       33,478
  15                 59,136         200,000     202,431       230,907        24,032       40,251       68,727
  20                 90,617         200,000     204,833       283,981        28,779       58,829      124,046
  25                130,796         200,000     208,496       418,143        30,474       80,074      211,007
  30(age 65)        182,076         200,000     213,788       597,618        27,237      103,896      344,294
  35                247,523         200,000     221,148       839,871        14,899      129,852      544,094
  40                331,052         200,000     231,097     1,168,595             0      157,571      837,158
  45                437,658         200,000     244,240     1,616,126             0      186,330    1,255,116


(1) If premiums are paid more frequently than annually the payments would be $1,331.41 semiannually, $673.55 quarterly, or $225.74 monthly.

(2)  Assumes no policy loan has been made.



IT IS EMPHASIZED THAT THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND UPON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS MADE BY AN OWNER AND THE DIFFERENT RATES OF RETURN OF THE FUND PORTFOLIOS. THE DEATH BENEFIT AND CASH VALUE FOR A POLICY WOULD BE DIFFERENT FROM THOSE SHOWN IF THE ACTUAL INVESTMENT RATES OF RETURN AVERAGED 0%, 6% AND 12% OVER A PERIOD OF YEARS, BUT FLUCTUATED ABOVE OR BELOW THOSE AVERAGES FOR INDIVIDUAL POLICY YEARS. NO REPRESENTATIONS CAN BE MADE THAT THESE HYPOTHETICAL RATES OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER A PERIOD OF TIME.

         VARIABLE WHOLE LIFE WITH ADDITIONAL PROTECTION INSURANCE POLICY
                  MALE ISSUE AGE 35 -- SELECT UNDERWRITING RISK
       $200,000 VARIABLE WHOLE LIFE PLUS $200,000 ADDITIONAL PROTECTION(1)
                            $3,620 ANNUAL PREMIUM (2)
                     CURRENT CHARGES AND DIVIDEND SCALE (3)
                     DIVIDENDS USED TO INCREASE POLICY VALUE

                                              DEATH BENEFIT (4)                   CASH SURRENDER VALUE (4)
                                              -----------------                   ------------------------
                                        ASSUMING HYPOTHETICAL GROSS             ASSUMING HYPOTHETICAL GROSS
                    PREMIUM             ANNUAL INVESTMENT RETURN OF             ANNUAL INVESTMENT RETURN OF
                  ACCUMULATED
   END OF        AT 5% INTEREST        0%         6%           12%              0%            6%         12%
POLICY YEAR         PER YEAR           --         --           ---              --            --         ---
----------          --------
  1                  3,801          400,000    400,000        400,000          1,342         1,495       1,647
  2                  7,792          400,000    400,000        400,000          3,942         4,414       4,906
  3                 11,983          400,000    400,000        400,000          6,487         7,453       8,497
  4                 16,383          400,000    400,000        400,000          8,978        10,617      12,459
  5                 21,003          400,000    400,000        400,000         11,404        13,902      16,823
  6                 25,854          400,000    400,000        400,000         13,875        17,424      21,743
  7                 30,948          400,000    400,000        400,000         16,276        21,072      27,153
  8                 36,296          400,000    400,000        400,000         18,612        24,857      33,112
  9                 41,912          400,000    400,000        400,000         20,886        28,792      39,689
  10                47,809          400,000    400,000        401,249         23,106        32,891      46,960
  15                82,020          400,000    400,000        423,107         35,096        57,989      98,747
  20               125,684          400,000    400,000        476,748         44,989        88,555     184,740
  25               181,411          400,000    400,000        648,630         50,906       124,804     327,318
  30(age 65)       252,534          395,495    400,000        971,279         51,089       167,791     559,563
  35               343,307          364,544    401,782      1,440,791         43,470       219,190     933,387
  40               459,160          330,801    426,675      2,126,698         21,682       279,623   1,523,524
  45               607,020          211,272    464,629      3,135,632              0       348,809   2,435,194

(1) Additional Protection is guaranteed to be $100,000 for at least 15 years, so long as all premiums are paid when due and all dividends are used to increase Policy Value.

(2) If premiums are paid more frequently than annually the payments would be $1,846.10 semiannually, $933.43 quarterly, or $312.91 monthly.

(3) Dividends illustrated are based on current scale and experience and are not guaranteed.

(4)  Assumes no policy loan has been made.




IT IS EMPHASIZED THAT THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND UPON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS MADE BY AN OWNER AND THE DIFFERENT RATES OF RETURN OF THE FUND PORTFOLIOS. THE DEATH BENEFIT AND CASH VALUE FOR A POLICY WOULD BE DIFFERENT FROM THOSE SHOWN IF THE ACTUAL INVESTMENT RATES OF RETURN AVERAGED 0%, 6% AND 12% OVER A PERIOD OF YEARS, BUT FLUCTUATED ABOVE OR BELOW THOSE AVERAGES FOR INDIVIDUAL POLICY YEARS. NO REPRESENTATIONS CAN BE MADE THAT THESE HYPOTHETICAL RATES OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER A PERIOD OF TIME.

         VARIABLE WHOLE LIFE WITH ADDITIONAL PROTECTION INSURANCE POLICY
                  MALE ISSUE AGE 35 -- SELECT UNDERWRITING RISK
       $200,000 VARIABLE WHOLE LIFE PLUS $200,000 ADDITIONAL PROTECTION(1)
                            $3,620 ANNUAL PREMIUM (2)
                       MAXIMUM CHARGES AND ZERO DIVIDENDS

                                                 DEATH BENEFIT (3)                  CASH SURRENDER VALUE (3)
                                                 -----------------                  ------------------------
                                            ASSUMING HYPOTHETICAL GROSS            ASSUMING HYPOTHETICAL GROSS
                      PREMIUM               ANNUAL INVESTMENT RETURN OF            ANNUAL INVESTMENT RETURN OF
                    ACCUMULATED
   END OF          AT 5% INTEREST        0%            6%         12%             0%            6%         12%
POLICY YEAR           PER YEAR           --            --         ---             --            --         ---
-----------           --------
  1                     3,801         400,000       400,000      400,000         1,163         1,315       1,468
  2                     7,792         400,000       400,000      400,000         3,569         4,030       4,510
  3                    11,983         400,000       400,000      400,000         5,907         6,837       7,843
  4                    16,383         400,000       400,000      400,000         8,174         9,736      11,495
  5                    21,003         400,000       400,000      400,000        10,364        12,726      15,493
  6                    25,854         400,000       400,000      400,000        12,591        15,923      19,990
  7                    30,948         400,000       400,000      400,000        14,730        19,207      24,899
  8                    36,296         400,000       400,000      400,000        16,781        22,581      30,269
  9                    41,912         400,000       400,000      400,000        18,737        26,042      36,140
  10                   47,809         400,000       400,000      400,000        20,599        29,593      42,570
  15                   82,020         400,000       400,000      410,372        28,991        49,364      86,012
  20                  125,684         333,952       400,000      445,196        33,553        69,458     153,188
  25                  181,411         283,402       400,000      516,696        35,116        89,041     259,852
  30(age 65)          252,534         250,500       400,000      740,286        31,868       104,608     426,486
  35                  343,307         230,680       230,680    1,044,019        19,758       113,756     676,346
  40                  459,160         218,221       230,680    1,455,819             0       137,053   1,042,919
  45                  607,020         211,257       230,680    2,016,187             0       158,863   1,565,811


(1) Additional Protection is guaranteed to be $100,000 for at least 15 years, so long as all premiums are paid when due and all dividends are used to increase Policy Value.

(2) If premiums are paid more frequently than annually the payments would be $1,846.10 semiannually, $933.43 quarterly, or $312.91 monthly.

(3)  Assumes no policy loan has been made.


IT IS EMPHASIZED THAT THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND UPON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS MADE BY AN OWNER AND THE DIFFERENT RATES OF RETURN OF THE FUND PORTFOLIOS. THE DEATH BENEFIT AND CASH VALUE FOR A POLICY WOULD BE DIFFERENT FROM THOSE SHOWN IF THE ACTUAL INVESTMENT RATES OF RETURN AVERAGED 0%, 6% AND 12% OVER A PERIOD OF YEARS, BUT FLUCTUATED ABOVE OR BELOW THOSE AVERAGES FOR INDIVIDUAL POLICY YEARS. NO REPRESENTATIONS CAN BE MADE THAT THESE HYPOTHETICAL RATES OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER A PERIOD OF TIME.